UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 DATE OF REPORT (Date of earliest event reported): November 5, 2019
MUELLER WATER PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32892	20-3547095
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Abernathy Road, Suite 1200
Atlanta, Georgia 30328
(Address of Principal Executive Offices)
(770) 206-4200
(Registrant's telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	MWA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01. Entry into a Material Definitive Agreement.
On November 5, 2019, Mueller Water Products, Inc. (the “Company”) acknowledged and agreed to be bound by a settlement agreement between the chapter 7 bankruptcy trustee of the Company’s former parent, New WEI, Inc. (formerly known as Walter Energy, Inc.) and the Internal Revenue Service to resolve the Company’s previously disclosed controversy with respect to potential tax liability (the “Walter Tax Liability”) emanating from the activities of certain businesses of the Company’s former parent. The settlement agreement remains subject to, and will only become effective upon, approval by the U.S. Bankruptcy Court in the Northern District of Alabama (the “Bankruptcy Court”).
Under the terms of the agreement, the Company has agreed to contribute approximately $22 million to the settlement, plus interest through the payment date, with a third party agreeing to contribute approximately $17 million to the settlement. Although no assurances as to timing or outcome can be made, the Company expects that the Bankruptcy Court will approve the settlement agreement by the end of calendar 2019, at which point the Company’s liabilities with respect to the Walter Tax Liability will be fully resolved.
Forward-Looking Statements
This Current Report on Form 8-K contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address activities, events or developments that the Company expects will or may occur in the future are forward-looking statements, including statements about the expected timing of the Bankruptcy Court’s approval of the settlement agreement with regard to the Walter Tax Liability. Forward-looking statements are based on certain assumptions and assessments made by the Company in light of its experience and perception of historical trends, current conditions and expected future developments. Actual results and the timing of events may differ materially from those contemplated by any forward-looking statements due to a number of factors, including those factors that are described in the section entitled “RISK FACTORS” in Item 1A of our Quarterly Reports on Form 10-Q and most recently filed Annual Report on Form 10-K. Undue reliance should not be placed on any forward-looking statements. The Company does not have any intent to update forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 5, 2019	MUELLER WATER PRODUCTS, INC.

	By:	/s/ Steven S. Heinrichs
Steven S. Heinrichs
Executive Vice President, Chief Legal and Compliance Officer and Secretary